LITHIA MOTORS & DRIVEWAY (LAD) REPORTS HIGHEST FIRST QUARTER EARNINGS
IN COMPANY HISTORY; INCREASES REVENUE 55% AND EPS 195%
________________________________________________

INCREASES DIVIDEND TO $0.35 PER SHARE FOR FIRST QUARTER

Medford, Oregon, April 21, 2021 - Lithia Motors & Driveway (NYSE: LAD) today reported the highest first quarter revenue and earnings per share in company history.

First quarter 2021 revenue increased 55% to $4.3 billion from $2.8 billion in the first quarter of 2020.

First quarter 2021 net income per diluted share was $5.81, a 195% increase from $1.97 per diluted share reported in the first quarter of 2020. Adjusted first quarter 2021 net income per diluted share was $5.89, an 193% increase compared to adjusted net income of $2.01 per diluted share in the same period of 2020.

First quarter 2021 net income was $156 million, a 238% increase compared to net income of $46 million in the same period of 2020. Adjusted first quarter 2021 net income was $158 million, a 236% increase compared to adjusted net income of $47 million for the same period of 2020.

As shown in the attached non-GAAP reconciliation tables, the 2021 first quarter adjusted results exclude a $0.08 per diluted share net non-core charge related to acquisition expenses, net loss on sale of stores, insurance reserves, and a non-cash unrealized investment loss. The 2020 first quarter adjusted results exclude a $0.04 per diluted share net non-core charge due to insurance reserves and acquisition expenses, partially offset by a net gain on sale of stores.

First Quarter-over-Quarter Operating Highlights:
•Total company revenues increased 54.9%
•New vehicle retail sales increased 59.7%
•Used vehicle retail sales increased 54.6%
•F&I per unit increased 13.2% to $1,757
•Service, body, and parts sales increased 22.5%
•Total vehicle gross profit per unit increased 18.7% to $4,392
•Adjusted SG&A as a percentage of gross profit improved by 1220 basis points from 74.8% to 62.6%

"Entering our 75th year in operation, Lithia & Driveway continued to deliver historic operational results driven by our omni-channel strategy and strength in all four business lines. Same store new, used, and F&I revenues were up nearly 30% and service, body, and parts increased slightly when adjusted for one less service day in 2021," said Bryan DeBoer, President and CEO. "The pandemic impacted our first quarter 2020 results only for the last two weeks in March and our team's performance this quarter demonstrates our ability to be the leader in consolidating this highly fragmented industry. As we build on the broadest nationwide network, we continue to expand the reach of our people, inventory, and locations through our national e-commerce home solution Driveway."

Corporate Development
During the quarter, we announced the opening of a previously awarded Infiniti location in Los Angeles, California and completed the acquisitions of Fields Auto Group in the Greater Orlando, Florida area, Fink Auto Group in Tampa, Florida, and Avondale Nissan in Phoenix, Arizona. In addition, earlier this month we completed one of the largest acquisitions in automotive history with the purchase of The Suburban Collection in the Detroit, Michigan area. These strategic acquisitions added density in key geographic markets and are anticipated to generate $3.1 billion in annualized steady state revenues.

"With a record $6.5 billion of expected annualized revenue acquired in the first nine months of our 5-year plan, we are well ahead of schedule and are only getting started," said DeBoer. "With an acquisition pipeline more active than we have ever seen, we are well positioned to continue to aggressively pursue our goal of achieving $50 billion in revenue and $50 of earnings per share."

Balance Sheet Update
We ended the first quarter with approximately $1.4 billion in cash and availability on our revolving lines of credit. In addition, our unfinanced real estate could provide additional liquidity of approximately $552 million.

Dividend Payment
Our Board of Directors approved a dividend of $0.35 per share related to first quarter 2021 financial results. We expect to pay the dividend on May 21, 2021 to shareholders of record on May 7, 2021.

First Quarter Earnings Conference Call and Updated Presentation
The first quarter 2021 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter 2021 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia Motors & Driveway
Lithia Motors & Driveway is a growth company powered by people and innovation with a 5-year plan to profitably consolidate the largest retail sector in the country. They are a leading provider of personal transportation solutions in the United States and are among the fastest-growing companies in the Fortune 500 (#6 on 10-Year EPS Growth, #4 10-Year TSR in 2020). By providing a wide array of products throughout the entire lifecycle of the consumer’s vehicle ownership experience through various consumer channels, they build magnetic brand loyalty. Operational excellence is achieved by focusing the business on convenient and transparent consumer experiences supported by proprietary data science to increase market share, consumer loyalty and team performance. Lithia's omni-channel strategy will continue to pragmatically disrupt the industry by leveraging experienced teams, vast owned inventories, technology, and physical network. By purchasing strong businesses, they further strengthen this network, leveraging their national digital home channel Driveway and building upon the massive regenerating capital engine. Together, these endeavors create a unique and compelling high-growth strategy that provides transportation solutions wherever, whenever, and however consumers desire.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com
www.driveway.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
Eric Pitt
VP, Investor Relations and Treasurer
EPitt@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as "project", "outlook", "target", "may", "will", "would", "should", "seek", "expect", "plan", "intend", "forecast", "anticipate", "believe", "estimate", "predict", "potential", "likely", "goal", "strategy", "future", "maintain", and "continue" or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car sales levels;
•Anticipated impacts of the continued COVID-19 pandemic on the U.S. and local economies in which we operate, our business operations and consumer demand;
•Continuation of our sales and services, including in-store appointments and home deliveries;
•Expected growth from our e-commerce home solutions and digital strategies;
•Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses ("SG&A") as a percentage of gross profit and all projections;
•Anticipated integration, success and growth of acquired stores;
•Anticipated ability to capture additional market share;
•Anticipated ability to find accretive acquisitions;
•Expected revenues from acquired stores;
•Anticipated synergies, ability to monetize our investment in digital innovation;
•Anticipated additions of dealership locations to our portfolio in the future;
•Anticipated financial condition and liquidity, including from our cash, availability on our credit facility and unfinanced real estate;
•Anticipated use of proceeds from our financings;
•Anticipated allocations, uses and levels of capital expenditures in the future;
•Expectations regarding compliance with financial and restrictive covenants in our credit facility and other debt agreements;
•Statements regarding furloughed employees and cost reductions;
•Expectations regarding programs and initiatives for employee recruitment, training, and retention; and
•Our strategies for customer retention, growth, market position, financial results and risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future economic and financial conditions (both nationally and locally), including as a result of the COVID-19 pandemic;
•Changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;
•Risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);
•The adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;
•Disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and
•Government regulations and legislation, and other risks set forth throughout "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and in "Part II, Item 1A. Risk Factors" of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended March 31,		%
			Increase
	2021	2020	(Decrease)
Revenues:
New vehicle retail	$2,193.2	$1,373.5	59.7%
Used vehicle retail	1,352.2	874.4	54.6
Used vehicle wholesale	135.2	66.7	102.7
Finance and insurance	198.4	121.9	62.8
Service, body and parts	404.0	329.9	22.5
Fleet and other	60.0	37.4	60.4
Total revenues	4,343.0	2,803.8	54.9%
Cost of sales:
New vehicle retail	2,036.5	1,295.3	57.2
Used vehicle retail	1,216.0	784.4	55.0
Used vehicle wholesale	130.6	66.1	97.6
Service, body and parts	185.8	161.8	14.8
Fleet and other	58.6	35.3	66.0
Total cost of sales	3,627.5	2,342.9	54.8
Gross profit	715.5	460.9	55.2%
SG&A expense	450.4	346.0	30.2
Depreciation and amortization	26.8	22.0	21.8
Income from operations	238.3	92.9	156.5%
Floor plan interest expense	(6.8)	(14.0)	(51.4)
Other interest expense	(23.5)	(17.0)	38.2
Other income, net	3.4	2.3	NM
Income before income taxes	211.4	64.2	229.3%
Income tax expense	(55.2)	(18.0)	206.7
Income tax rate	26.1%	28.0%
Net income	$156.2	$46.2	238.1%

Diluted net income per share:
Net income per share	$5.81	$1.97	194.9%

Diluted shares outstanding	26.9	23.5	14.5%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended March 31,		%
			Increase
	2021	2020	(Decrease)
Gross margin
New vehicle retail	7.1%	5.7%	140	bps
Used vehicle retail	10.1	10.3	(20)
Finance and insurance	100.0	100.0	—
Service, body and parts	54.0	51.0	300
Gross profit margin	16.5	16.4	10

Unit sales
New vehicle retail	53,864	35,907	50.0%
Used vehicle retail	59,027	42,631	38.5
Total retail units sold	112,891	78,538	43.7

Average selling price
New vehicle retail	$40,718	$38,252	6.4%
Used vehicle retail	22,907	20,510	11.7

Average gross profit per unit
New vehicle retail	$2,910	$2,178	33.6%
Used vehicle retail	2,307	2,110	9.3
Finance and insurance	1,757	1,552	13.2
Total vehicle(1)	4,392	3,701	18.7

Revenue mix
New vehicle retail	50.5%	49.0%
Used vehicle retail	31.1	31.2
Used vehicle wholesale	3.1	2.4
Finance and insurance, net	4.6	4.3
Service, body and parts	9.3	11.8
Fleet and other	1.4	1.3

Gross Profit Mix
New vehicle retail	21.9%	17.0%
Used vehicle retail	19.0	19.5
Used vehicle wholesale	0.6	0.1
Finance and insurance, net	27.7	26.4
Service, body and parts	30.6	36.5
Fleet and other	0.2	0.5

	Adjusted		As reported
	Three months ended March 31,		Three months ended March 31,
Other metrics	2021	2020	2021	2020
SG&A as a % of revenue	10.3%	12.3%	10.4%	12.3%
SG&A as a % of gross profit	62.6	74.8	62.9	75.1
Operating profit as a % of revenue	5.6	3.4	5.5	3.3
Operating profit as a % of gross profit	33.7	20.4	33.3	20.1
Pretax margin	4.9	2.3	4.9	2.3
Net profit margin	3.6	1.7	3.6	1.6
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended March 31,		%
			Increase
	2021	2020	(Decrease)
Revenues
New vehicle retail	$1,735.2	$1,341.2	29.4%
Used vehicle retail	1,128.0	854.6	32.0
Finance and insurance	155.0	119.5	29.7
Service, body and parts	317.3	320.5	(1.0)
Total revenues	3,492.3	2,737.4	27.6

Gross profit
New vehicle retail	$127.5	$76.8	66.0%
Used vehicle retail	120.7	88.8	35.9
Finance and insurance	155.0	119.5	29.7
Service, body and parts	169.5	163.3	3.8
Total gross profit	577.3	451.4	27.9

Gross margin
New vehicle retail	7.4%	5.7%	170	bps
Used vehicle retail	10.7	10.4	30
Finance and insurance	100.0	100.0	—
Service, body and parts	53.4	51.0	240
Gross profit margin	16.5	16.5	—

Unit sales
New vehicle retail	42,816	35,098	22.0%
Used vehicle retail	49,764	41,676	19.4

Average selling price
New vehicle retail	$40,527	$38,214	6.1%
Used vehicle retail	22,666	20,505	10.5

Average gross profit per unit
New vehicle retail	$2,979	$2,188	36.2%
Used vehicle retail	2,426	2,131	13.8
Finance and insurance	1,674	1,557	7.5
Total vehicle(1)	4,388	3,724	17.8
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	March 31,	December 31,	March 31,
	2021	2020	2020
Days Supply(1)
New vehicle inventory	41	50	120
Used vehicle inventory	42	65	86
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of March 31, 2021
Current ratio	Not less than 1.10 to 1	1.39 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	4.84 to 1
Leverage ratio	Not more than 5.75 to 1	2.29 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	March 31, 2021	December 31, 2020
Cash and cash equivalents	$170.3	$160.2
Trade receivables, net	740.7	614.0
Inventories, net	2,329.7	2,492.9
Other current assets	48.2	70.5
Total current assets	$3,288.9	$3,337.6

Property and equipment, net	2,221.0	2,197.5
Intangibles	985.5	943.2
Other non-current assets	1,756.2	1,423.8
Total assets	$8,251.6	$7,902.1

Floor plan notes payable	1,822.2	1,797.2
Other current liabilities	788.7	682.5
Total current liabilities	$2,610.9	$2,479.7

Long-term debt	2,124.0	2,064.7
Other long-term liabilities and deferred revenue	709.1	696.2
Total liabilities	$5,444.0	$5,240.6

Stockholder's Equity	2,807.6	2,661.5
Total liabilities & stockholders' equity	$8,251.6	$7,902.1

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Three months ended March 31,
	2021	2020
Net income	$156.2	$46.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26.8	22.0
Stock-based compensation	8.0	5.1
Loss on disposal of assets	0.3	0.1
Loss (gain) on sale of franchises	0.7	(0.1)
Unrealized investment loss	0.3	—
Deferred income taxes	10.4	8.2
Amortization of operating lease right-of-use assets	8.2	6.9
(Increase) decrease:
Trade receivables, net	(126.7)	202.1
Inventories	244.6	(69.8)
Other assets	(62.1)	(8.6)
Increase (decrease):
Floor plan notes payable, net	107.3	(32.7)
Trade payables	47.8	(14.6)
Accrued liabilities	76.7	(47.1)
Other long-term liabilities and deferred revenue	(2.1)	4.0
Net cash provided by operating activities	$496.4	$121.7

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Three months ended March 31,
Net cash provided by operating activities	2021	2020
As reported	$496.4	$121.7
Floor plan notes payable, non-trade, net	(74.8)	(43.5)
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(69.3)	(14.1)
Adjusted	$352.3	$64.1

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended March 31, 2021
	As reported	Net disposal loss on sale of stores	Investment loss	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$450.4	$(0.7)	$—	$(0.8)	$(1.3)	$447.6

Operating income	238.3	0.7	—	0.8	1.3	241.1

Other income (expense), net	3.4	—	0.3	—	—	3.7

Income before income taxes	211.4	0.7	0.3	0.8	1.3	214.5
Income tax (provision) benefit	(55.2)	(0.2)	(0.1)	(0.2)	(0.4)	(56.1)
Net income	$156.2	$0.5	$0.2	$0.6	$0.9	$158.4

Diluted earnings per share	$5.81	$0.02	$0.01	$0.02	$0.03	$5.89
Diluted share count	26.9

	Three Months Ended March 31, 2020
	As reported	Net disposal gain on sale of stores	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$346.0	$0.1	$(0.8)	$(0.5)	$344.8

Operating income	92.9	(0.1)	0.8	0.5	94.1

Income before income taxes	64.2	(0.1)	0.8	0.5	65.4
Income tax (provision) benefit	(18.0)	—	(0.2)	(0.1)	(18.3)
Net income	$46.2	$(0.1)	$0.6	$0.4	$47.1

Diluted earnings per share	$1.97	$—	$0.02	$0.02	$2.01
Diluted share count	23.5

Lithia Motors, Inc.
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended March 31,		%
			Increase
	2021	2020	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$156.2	$46.2	238.1%
Flooring interest expense	6.8	14.0	(51.4)
Other interest expense	23.5	17.0	38.2
Income tax expense	55.2	18.0	206.7
Depreciation and amortization	26.8	22.0	21.8
EBITDA	$268.5	$117.2	129.1%

Other adjustments:
Less: flooring interest expense	$(6.8)	$(14.0)	(51.4)
Less: used vehicle line of credit interest	—	(0.2)	(100.0)
Add: acquisition expenses	1.3	0.5	160.0
Less: gain on divestitures	0.7	(0.1)	NM
Less: investment loss	0.3	—	NM
Add: insurance reserves	0.8	0.8	—
Adjusted EBITDA	$264.8	$104.2	154.1%
NM - not meaningful

	As of				%
	March 31,				Increase
Net Debt to Adjusted EBITDA	2021		2020		(Decrease)
Floor plan notes payable: non-trade	$1,480.7		$1,595.9		(7.2)%
Floor plan notes payable	341.5		389.9		(12.4)
Used and service loaner vehicle inventory financing facility	—		204.0		(100.0)
Revolving lines of credit	100.0		—		NM
Real estate mortgages	604.7		608.9		(0.7)
Finance lease obligations	245.0		30.3		708.6
5.250% Senior notes due 2025	300.0		300.0		—
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		—		NM
Other debt	2.3		2.8		(17.9)
Unamortized debt issuance costs	(17.7)		(10.4)		70.2
Total debt	$4,006.5		$3,521.4		13.8%

Less: Floor plan related debt	$(1,822.2)		$(2,189.8)		(16.8)%
Less: Cash and cash equivalents	(170.3)		(56.6)		200.9
Less: Availability on used vehicle and service loaner financing facilities	(455.5)		(162.9)		179.6
Net Debt	$1,558.5		$1,112.1		40.1%

TTM Adjusted EBITDA	$930.6		$510.3		82.4%

Net debt to Adjusted EBITDA	1.67	x	2.18	x